SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               US LEC CORPORATION


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                  US LEC CORP.
                               TRANSAMERICA SQUARE
                       401 NORTH TRYON STREET, SUITE 1000
                         CHARLOTTE, NORTH CAROLINA 28202



                                                                  March 23, 1999


To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of US LEC Corp. to be held at 10:00 a.m. on Tuesday, April 20, 1999 at the Company's corporate offices, 401 North Tryon Street, Suite 1000, Charlotte, North Carolina.

        The Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter. It is important that your shares be represented at the meeting, whether or not you plan to attend. Accordingly, please take a moment now to sign, date and mail the enclosed proxy in the envelope provided.

        Included with this Proxy Statement is a copy of the Company's Annual Report to stockholders. We encourage you to read the Annual Report. It includes the Company's audited financial statements for the year ended December 31, 1998 as well as information on the Company's operations, markets, products and services.

        Following completion of the formal portion of the Annual Meeting, management will comment on US LEC's affairs. A question and answer period will follow. We look forward to seeing you at the Annual Meeting.

                                                   Sincerely,



                                                   Richard T. Aab
                                                   CHAIRMAN AND CHIEF EXECUTIVE
                                                     OFFICER

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


                                  US LEC CORP.
                               TRANSAMERICA SQUARE
                       401 NORTH TRYON STREET, SUITE 1000
                         CHARLOTTE, NORTH CAROLINA 28202


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 20, 1999


To the Stockholders of US LEC Corp.:

        The Annual Meeting of Stockholders of US LEC Corp. (the "Company") will be held at the Company's corporate offices, 401 North Tryon Street, Suite 1000, Charlotte, North Carolina on Tuesday, April 20, 1999 at 10:00 a.m., Eastern Standard Time, for the following purposes:

        1. To elect two Directors for a one-year term and, in each case, until their successors are elected and qualified;

        2. To amend the US LEC Corp. 1998 Omnibus Stock Plan to increase the number of shares of Class A Common Stock reserved for issuance under the plan from 1,300,000 to 2,000,000; and

        3. To transact such other business as may properly come before the meeting or any reconvened session thereof.

        The Board of Directors has fixed the close of business on March 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any reconvened session thereof. Accordingly, only holders of Common Stock of record on such date will be entitled to vote at the meeting or at any reconvened session thereof.

        YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU HOLD ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND THE GIVING OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.


                                       By order of the Board of Directors,



                                       AARON D. COWELL, JR.
                                       EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                                       AND SECRETARY

March 23, 1999

                     (This page intentionally left blank.)

                                  US LEC CORP.
                               TRANSAMERICA SQUARE
                       401 NORTH TRYON STREET, SUITE 1000
                         CHARLOTTE, NORTH CAROLINA 28202


                                 PROXY STATEMENT


        The accompanying proxy is solicited by the Board of Directors of US LEC Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, April 20, 1999, at the Company's corporate offices, 401 North Tryon Street, Suite 1000, Charlotte, North Carolina, and at any reconvened session thereof (the "Annual Meeting"). When such proxy is properly executed and returned, the shares of the Company's Class A Common Stock it represents will be voted at the meeting. If a choice has been specified by the stockholder as to any matter referred to on the proxy, the shares will be voted accordingly. If no choice is indicated on the proxy, the shares will be voted in favor of election of the two director nominees named herein and in favor of the proposal to increase the number of shares reserved for issuance under the Stock Plan. A stockholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting by a stockholder who has signed a proxy does not alone revoke that proxy; the proxy may be revoked by a later dated proxy or by notice to the Secretary at the meeting. At the meeting, votes will be counted by written ballot.

        At the Annual Meeting, stockholders will be asked:

        1. To elect two Directors for a one-year term and, in each case, until their successors are elected and qualified;

        2. To amend the US LEC Corp. 1998 Omnibus Stock Plan (the "Stock Plan") to increase the number of shares of Class A Common Stock reserved for issuance under the Stock Plan from 1,300,000 to 2,000,000; and

        3. To transact such other business as may properly come before the meeting or any reconvened session thereof.

        The representation in person or by proxy of a majority of the votes entitled to be cast will be necessary for a quorum at the Annual Meeting. If a quorum is present, Directors will be elected by a plurality of the votes of shares present and entitled to vote on the election of Directors. With respect to the election of Directors, votes may be cast in favor of nominees or withheld. Withheld votes will not be treated as votes cast and, therefore, will have no effect on the result of the vote. Approval of the other proposal will require the affirmative vote of a majority of the votes of shares present and entitled to vote on the proposal. Abstentions will not be counted as votes cast or as votes entitled to be cast on the proposal and, therefore, will have no effect on the result of the vote. Richard T. Aab, who holds voting power with respect to shares that represent approximately 94% of the total votes eligible to be cast at the Annual Meeting, has informed the Company that he intends to vote in favor of both nominees for Director and "for" the proposal to amend the Stock Plan. See "Outstanding Voting Securities" and "Security Ownership of Certain Beneficial Owners and Management".

        The approximate date on which this proxy statement and form of proxy were first sent or given to stockholders is March 20, 1999. The cost of preparing, printing and mailing this proxy statement to stockholders will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone without compensation by the Company other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies.

OUTSTANDING VOTING SECURITIES

        The Board of Directors has set the close of business on March 1, 1999 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, the Company had 10,346,600 shares of Class A Common Stock and 17,075,270 shares of Class B Common Stock (collectively, the "Common Stock") issued and outstanding. Each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to ten votes per share with respect to all matters to be acted upon at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of the Record Date by: (i) each person or group known to the Company to beneficially own more than five percent of either class of the Common Stock; (ii) each director; (iii) each executive officer named on the Summary Compensation Table appearing elsewhere in this proxy statement; and (iv) all executive officers and directors as a group.



                                         AMOUNT AND                                PERCENT
                                         NATURE OF                   PERCENT OF       OF
                             TITLE       BENEFICIAL       PERCENT   TOTAL SHARES   TOTAL
  NAME                      OF         OWNERSHIP (1)     OF CLASS    OUTSTANDING    VOTING
                             CLASS                          (2)          (2)       POWER
                                                                                     (2)
  ------------------------- -------- ------------------- ---------- -------------- ---------

Richard T. Aab             Class A        181,180           1.8          *           *
                           Class B     17,075,270  (3)    100.0       62.3        94.3
Joyce M. Aab               Class B      4,309,500  (3)     25.2       15.7        23.8
Tansukh V. Ganatra         Class B      4,044,000  (4)     23.7       14.7        22.3
David C. Conner            Class A        660,000  (5)      6.4        2.4           *
Michael K. Simmons         Class A        567,000  (6)      5.5        2.1           *
Gary D. Grefrath           Class A        504,000           4.9        1.8           *
David M. Flaum             Class A        190,000  (7)      1.8          *           *
Craig K. Simpson           Class A        174,000  (8)      1.7          *           *
Steven L. Schoonover       Class A         90,000  (9)        *          *           *
All directors and          Class A      2,367,180          22.5        8.6         1.3
   executive officers as   Class B     17,075,270         100.0       62.3        94.3
   a group (10 persons)

-----------------
      (1) Each beneficial owner's holdings have been calculated assuming full exercise of outstanding warrants and options exercisable by such holder within 60 days after the Record Date, but no exercise of outstanding warrants and options held by any other person. Except as otherwise indicated, each person named in this table has sole voting and dispositive power with respect to the shares of Common Stock beneficially owned by such person.

      (2)  An "*" indicates less than one percent.

      (3) Includes 4,309,500 shares held by Melrich Associates, L. P. ("Melrich"). Mr. Aab and his wife, Joyce M. Aab, are the sole general partners of Melrich and share voting and dispositive power with respect to these shares. Mr. Aab's amount also includes 4,044,000 shares held by Mr. Ganatra and Super STAR Associates Limited Partnership ("Super STAR") as to which Mr. Aab holds voting power. Mr. and Mrs. Aab's address is 401 North Tryon Street, Suite 1000, Charlotte, NC 28202.

      (4) Includes 3,750,000 shares held by Super STAR. Mr. Ganatra, the majority general partner, has dispositive power with respect to these shares. Mr. Ganatra's address is 401 North Tryon Street, Suite 1000, Charlotte, NC 28202.

      (5) Of the 660,000 shares beneficially owned by David C. Conner, 495,000 are held of record by Mr. Conner and 165,000 are held of record by his wife. Mr. and Mrs. Conner are deemed to share voting and dispositive power with respect to the shares beneficially owned by Mrs. Conner. Mr. and Mrs. Conner's address is for 401 North Tryon Street, Suite 1000, Charlotte, North Carolina 28202.

      (6) Includes 247,500 shares held by Michael K. Simmons Family Limited Partnership.

      (7) Includes 10,000 shares subject to a presently exercisable stock options.

      (8)  Includes 165,000 shares subject to a presently exercisable warrant.

      (9) Includes 10,000 shares subject to a presently exercisable options and 80,000 shares held by Schoonover Investments Limited Partnership.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        The Board of Directors consists of four directors. Two directors are elected annually by the holders of Class B Common Stock ("Class B Directors"). The Class B Directors are Richard T. Aab and Tansukh V. Ganatra. The other two directors are elected by the holders of Class A Common Stock and Class B Common Stock voting together as a group ("Class A Directors"). Class A Directors are elected annually and generally serve until the next annual meeting of stockholders. Two Class A Directors will be elected at the Annual Meeting. The nominees are described below.

                             DIRECTOR
NAME                   AGE    SINCE                      BUSINESS EXPERIENCE
---------------------- ----- -------- ----------------------------------------------------------

David M. Flaum          46    1998    Mr.  Flaum has served as  President  of Flaum  Management
                                      Company,  Inc.  ("Flaum   Management"),   a  real  estate
                                      development  firm  based in  Rochester,  New York,  since
                                      1985,   and  President  of  The  Hague   Corporation,   a
                                      commercial  real  estate  management  firm,  since  1993.
                                      Flaum  Management is active in the  development of retail
                                      centers,  office buildings and high technology facilities
                                      in the eastern United States.

Steven L. Schoonover    53    1998    Mr.  Schoonover is President and Chief Executive  Officer
                                      of CellXion,  Inc.,  which  specializes in  construction,
                                      installation  and  management  of cellular  telephone and
                                      personal  communications  systems.  From  1990  until its
                                      sale in November 1997 to Telephone  Data  Systems,  Inc.,
                                      Mr.   Schoonover   served  as  President  of  Blue  Ridge
                                      Cellular,   Inc.,  a  full-service   cellular   telephone
                                      company.   From  1983  to  1996,  he  served  in  various
                                      positions,   including   President  and  Chief  Executive
                                      Officer, with Fibrebond  Corporation,  a firm involved in
                                      site development,  shelter and tower construction for the
                                      cellular telecommunications industry.

        The Board of Directors recommends that you vote "FOR" both of the nominees described above.

COMPENSATION OF DIRECTORS

        The Company pays directors who are not officers or employees ("Outside Directors") an annual retainer of $5,000 and a fee of $1,000 for each meeting of the Board of Directors attended and $500 for each meeting of any committee thereof attended. The Company also reimburses each Outside Director for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any of its committees. In addition, upon completion of the Company's initial public offering (the "IPO") in April 1998, the Company's two Outside Directors each received a nonqualified stock option under the Stock Plan covering 5,000 shares of Class A Common Stock with an exercise price equal to the IPO price of $15.00 per share. Effective September 18, 1998, the exercise price of these options was reduced to $7.3125. On February 25, 1999, each of the two Outside Directors received an additional non-qualified stock option under the Stock Plan covering 5,000 shares of Class A Common Stock with an exercise price of $15.375 per share.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors held four meetings during 1998. Attendance at meetings of the Board of Directors and its committees was 100% during the year.

        The Board of Directors currently has an Audit Committee and a Compensation Committee. The two Outside Directors, Messrs. Flaum and Schoonover, serve as the only members of these committees. The Audit Committee met one time during 1998 and has met once during 1999, with the full Board of Directors performing the functions of the Audit Committee prior to the Audit Committee's first meeting. The primary functions of the Audit Committee are to (i) establish and review the activities of the independent accountants, (ii) review recommendations of the independent accountants and responses of management and
(iii) review and discuss the Company's financial reporting and accounting policies with the independent accountants and management. The primary functions of the Compensation Committee are to (i) review and make recommendations to the Board of Directors regarding compensation for the Company's executive officers and (ii) administer the Stock Plan. Until the first meeting of the Compensation Committee, the functions of the Compensation Committee were and will be performed by the full Board of Directors. The Compensation Committee will first meet in 1999.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table summarizes all compensation paid to the Company's five most highly compensated executive officers (the "Named Executive Officers") during 1997 and 1998.

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION
                                      -------------------------------------
                                                                OTHER
                                                                ANNUAL         ALL OTHER
     NAME AND PRINCIPAL                 SALARY     BONUS     COMPENSATION     COMPENSATION
     POSITION                  YEAR       ($)       ($)         ($) *            ($) **
     -----------------------   ------   --------   -------   -------------   ---------------

     Richard T. Aab            1998     197,462     ---          ---              451
       CHAIRMAN AND            1997       ---       ---          ---              ---
        CHIEF EXECUTIVE
        OFFICER

     Tansukh V. Ganatra        1998     188,077     ---         1,018             805
       PRESIDENT AND CHIEF     1997       6,750     ---         7,968             423
         OPERATING OFFICER

     Gary D. Grefrath          1998     128,948    95,400        ---              769
       EXECUTIVE VICE          1997      81,012    25,000        ---              264
         PRESIDENT -
         ADMINISTRATION

     David C. Conner           1998     128,037    95,400        ---              375
       EXECUTIVE VICE          1997      79,785    25,000        ---              260
         PRESIDENT -
         ENGINEERING AND
         OPERATIONS AND
         CHIEF TECHNICAL
         OFFICER

     Craig K. Simpson          1998     127,025    59,400        ---              331
        EXECUTIVE VICE         1997      61,757    15,000        ---              ---
     PRESIDENT - SALES

----------------
  *   Amounts presented represent value of Company-paid auto lease.

  ** Amounts presented include matching contributions to each executive officer's account under the Company's 401(k) retirement plan in the amount of $250 and life insurance premiums of $201, $555, $125, $519 and $81 for Messrs. Aab, Ganatra, Conner, Grefrath and Simpson, respectively.

COMPENSATION COMMITTEE REPORT

        GENERAL. During 1998, the compensation of the Company's executive officers was determined by the Board of Directors. The objective of the Company's executive compensation policy is to provide a fully competitive, performance-based compensation program that will enable the Company to attract, motivate, reward and retain qualified executive officers. The Company's executive compensation program consists of (i) annual compensation consisting of a base salary combined with a cash incentive bonus based upon the executive's performance and (ii) long-term compensation consisting of grants of stock options.

        ANNUAL COMPENSATION. During the fourth quarter of 1997, an executive committee consisting of the Company's Chief Operating Officer and each of its Executive Vice Presidents (the "Executive Committee") met to determine the range of potential bonus amounts to be paid for performance during 1997 and base salary increases to become effective for 1998. In November 1997, the Company's Chief Operating Officer performed a detailed review of the performance of each executive officer other than the Chief Executive Officer. The report produced as a result of this review assigned a numerical score to each executive officer's performance in 18 different skill categories. The executive officer's aggregate score was then used to determine his percentage increase in base salary for 1998 and the bonus to be paid for performance during 1997. Both salary increases and bonus amounts were computed as a percentage of base salary, and were determined by reference to ranges determined by the Executive Committee. The base salary increases and bonus amounts were then submitted as recommendations to the Board of Directors, which approved them in early 1998. An identical procedure was followed during the fourth quarter of 1998 to determine recommendations for bonus amounts for 1998. Base salary increases for 1999 were 5% increases for all executive officers.

        LONG-TERM COMPENSATION. The Company adopted the Stock Plan in January 1998 primarily as a tool to recruit directors, executive officers and other officers and employees on a basis competitive with industry practices for emerging, growth-oriented businesses. Although the Stock Plan authorizes the issuance of a broad range of stock-based incentive awards, the Board of Directors relied exclusively on non-qualified stock options to recruit executive officers during 1998. Two executive officers were granted nonqualified stock options during 1998. In each case, the number of shares covered by the options and the exercise price was determined through individual negotiations with the Chief Executive Officer. The grants were then approved by the Board of Directors, which administered the Stock Plan during 1998. The options granted to these executive officers have a 10-year term and vest in four annual installments commencing on the first anniversary of the grant date, with an exercise price that was $1.00 less than the market value of the underlying shares on the date of grant in one instance and equal to market value on the date of grant in the other. In order to preserve the long-term incentives intended to be associated with awards made under the Stock Plan to directors, executive officers and other officers and employees, on September 18, 1998, the Board of Directors offered to reduce the exercise price of all outstanding stock options, including those held by two executive officers, to market value on that date provided that the optionee adjusted the vesting schedule to commence on that date. Virtually all optionees accepted this offer.

        COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND THE CHIEF OPERATING OFFICER. During 1998, the base salaries for the Company's Chief Executive Officer and Chief Operating Officer were determined by the Board of Directors based on a subjective evaluation of each officer's contribution to the financial and operating performance of the Company and execution of its business plan. There were no bonuses paid to these officers in 1998. The Board of Directors recognizes that the compensation paid
                                       6
to these officers is less than market rates, which is a reflection of the emerging nature of the Company's business.

        CERTAIN INCOME TAX CONSIDERATIONS. Under federal tax law, certain non-performance based executive compensation, which is in excess of $1.0 million, is not deductible by the Company. During 1998, no executive officer of the Company received compensation in excess of this limit, and, at this time, the Board of Directors does not expect that any executive officer of the Company will receive compensation in excess of this limit during 1999. Accordingly, no formal policy with respect to the tax deductibility of executive compensation has been adopted by the Board of Directors.

PERFORMANCE GRAPH

        THE PERFORMANCE GRAPH BELOW SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

        The following is a comparative performance graph which compares the percentage change of cumulative total stockholder return on the Class A Common Stock with (a) the total return index of The Nasdaq Stock Market (US Companies) (the "Broad Index") and (b) the total return index for The Nasdaq Telecommunications Index (the "Telecom Index") for the period commencing April 24, 1998 (the first day of trading of the Common Stock as a result of the Company's initial public offering) and ended December 31, 1998 assuming an investment of $100. The base price for the Company's stock is the initial public offering price of $15.00 per share. The comparisons in the graph below are based on historical data and are not indicative of, nor intended to forecast, future performance of the Common Stock.


          [PERFORMANCE GRAPH APPEARS HERE WITH THE FOLLOWING PLOT POINTS]

                       US LEC CORP.     NASDAQ STOCK MARKET (U.S.)         NASDAQ TELECOMMUNICATIONS
                       ------------     --------------------------         -------------------------
4/24/98                  100.00                   100.00                             100.00
6/30/98                  139.16                   103.00                             107.00
9/30/98                   85.83                    93.00                              95.00
12/31/98                  98.75                   120.00                             129.00

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In February 1998, the entire principal amount of a $5,000,000 loan payable by the Company to Richard T. Aab, a director, the majority stockholder and the Chief Executive Officer of the Company, was exchanged for 480,770 shares of Class B Common Stock.

        In June 1998, the Company repaid loans originated prior to the Company's initial public offering in the amounts of $1,000,000 to Tansukh V. Ganatra, a director and the Chief Operating Officer of the Company, and $2,289,150 to Melrich Associates, L.P., an entity of which Mr. Aab is a general partner, and paid $349,324 to Mr. Aab for interest that had accrued on loans payable to him prior to their conversion to equity in February 1998.

        During 1998, an affiliate of Mr. Aab, acquired an indirect controlling interest in Metacomm, LLC ("Metacomm"). Metacomm is engaged in the business of developing and operating a high-speed data network in North Carolina, and is a customer of the Company and BellSouth Telecommunications, Inc. ("BellSouth"). During 1998, the Company recorded approximately $6.24 million in revenue earned from services provided to Metacomm (which did not include revenue from reciprocal compensation due from BellSouth). Metacomm also earns commissions from the Company for reciprocal compensation revenue relating to Metacomm's network. The Company recorded approximately $19.76 million in reciprocal compensation commission expenses earned by Metacomm. As of December 31, 1998, the Company had a liability to Metacomm in the amount of approximately $5.35 million. The Company and Metacomm are parties to agreements by which commissions earned by Metacomm related to reciprocal compensation would not be paid to Metacomm until the related reciprocal compensation is collected from BellSouth. However, in 1998, the Company paid Metacomm approximately $8.26 million prior to collecting the earned reciprocal compensation from BellSouth. These payments are subject to a repayment agreement by which Metacomm would be obligated to refund the payments to the degree to which the related reciprocal compensation is ultimately determined not to be collectible.

        During 1998, the Company incurred approximately $35,000 in expenses for chartered aircraft services provided by an affiliate of Mr. Aab.

        During 1998, the Company acquired $471,000 in software from Global Vista Communications, LLC ("GVC"), a company controlled by Mr. Aab. In addition, the Company incurred approximately $89,000 in expenses for consulting services provided by GVC. As of December 31, 1998, the Company owed GVC approximately $6,000 for software and consulting services. GVC is a software company that provides the Company with solutions in the areas of switch mediation, CABS billing, network traffic analysis and network costing.

                                   PROPOSAL 2

                           AMENDMENT OF THE STOCK PLAN


BACKGROUND AND REASONS

        The Company adopted the Stock Plan in January 1998. The Stock Plan is intended to enable the Company to recruit, reward, retain and motivate employees and to attract and retain outside directors, agents and consultants on a basis competitive with industry practices. The Company has reserved 1,300,000 shares of Class A Common Stock for issuance under the Stock Plan. The Board of Directors has approved and recommended to the stockholders that they approve an amendment to the Stock Plan to increase the number of shares reserved for issuance thereunder to 2,000,000 shares. As of December 31, 1998, options to purchase 1,081,900 shares of Class A Common Stock were outstanding under the Stock Plan.

        Since January 1998, when the Stock Plan was originally adopted, the number of the Company's employees has increased from 181 to approximately 253 at December 31, 1998. Management relies heavily on options issued under the Stock Plan to attract and retain experienced officers and employees and to motivate employees to maximize stockholder value. The Board of Directors believes that the proposed increase in the number of shares available under the Stock Plan is essential to permit management to continue to provided long-term, equity-based incentives to present and future key employees. The Board of Directors has not determined who will receive awards relating to the additional shares of Class A Common Stock that will be reserved for issuance under the Stock Plan if the proposed amendment is approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER FROM 1,300,000 SHARES TO 2,000,000 SHARES.

DESCRIPTION OF THE PLAN

        The Stock Plan is administered by the Board of Directors or the Compensation Committee of the Board of Directors (such committee or the Board of Directors itself, as applicable, is hereinafter referred to as the "Committee"). Awards under the Stock Plan may include, but are not limited to, stock options, stock appreciation rights, restricted stock, performance awards, or other stock-based awards, such as stock units, securities convertible into stock, phantom securities and dividend equivalents. The Committee has the authority and discretion under the Stock Plan to (i) designate eligible participants and (ii) determine the types of awards to be granted and the conditions and limitations applicable to such awards, if any, including the acceleration of vesting or exercise rights upon a change in control of the Company. In addition, the Committee has empowered each of the Chief Executive Officer and Chief Operating Officer to grant options under the Stock Plan to existing and prospective employees provided that no more than 10,000 shares may be granted by either of them to any one employee or prospective employee and options for no more than 100,000 shares may be granted by either of them. Awards under the Stock Plan may be granted alone or together with other awards, or as replacement of, in combination with, or as alternatives to, grants or rights under the Stock Plan or other employee benefit plans of the Company. Awards under the Stock Plan may be issued based on past performance, as an incentive for future efforts or contingent upon the future performance of the Company.

        Options granted under the Stock Plan must be exercised within the period fixed by the Committee, which may not exceed 10 years from the date of the option grant, or in the case of incentive stock options granted to any 10% stockholder, five years from the date of the option grant. Options may be made exercisable in whole or in installments, as determined by the Committee. Except as authorized by the Committee, options will not be transferable other than by will or the laws of descent and distribution and, during the lifetime of an optionee, may be exercised only by the optionee. The option price will be determined by the Committee. However, the option price for incentive stock options may not be less than the market value of the Class A Common Stock on the date of grant of the option and the option price for incentive stock options granted to any 10% stockholder may not be less than 110% of the market value of the Class A Common Stock on the date of grant. Unless otherwise designated by the Committee as "incentive stock options" intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, options granted under the Stock Plan are intended to be "nonqualified stock options."

        There are no tax consequences to the optionee upon the grant of an incentive option pursuant to the Stock Plan and no tax consequences to the optionee upon exercise of an incentive stock option, except that the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to alternative minimum tax. If the shares of Class A Common Stock acquired are not disposed of within two years from the date the option was granted and within one year after the shares are transferred to the optionee, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If all requirements other than the above described holding period requirements are met, a "disqualifying disposition" occurs and gain in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the option exercise price or (ii) the amount realized on disposition minus the option exercise price (except for certain "wash" sales, gifts or sales to related persons) is taxed as ordinary income and the Company will be entitled to a corresponding federal income tax deduction in an amount equal to the optionee's ordinary income at that time. The gain in excess of this amount, if any, will be characterized as long-term capital gain if the optionee held the shares for more than one year.

        There are no tax consequences to the recipient upon the grant of a non-qualified option pursuant to the Stock Plan. Upon the exercise of a non-qualified stock option, taxable ordinary income will be recognized by the holder in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate exercise price. The Company will be entitled to a corresponding federal income tax deduction. Upon any subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of the subsequent sale of the shares.

                             INDEPENDENT ACCOUNTANTS


        Deloitte & Touche LLP served as the Company's independent accountants for the year ended December 31, 1998. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions. The Board of Directors has not selected the Company's independent accountants for the year ending December 31, 1999 because the Audit Committee intends to solicit proposals from its current accountants and others for the year ending December 31, 1999.

        SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of the Common Stock to file initial reports of ownership and reports of changes in their ownership of the Common Stock with the Commission. Officers, directors and greater than ten percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such reports received by the Company, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent stockholders were complied with during the year ended December 31, 1998.


                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

        A stockholder intending to present a proposal at the 2000 Annual Meeting of Stockholders must deliver the proposal in writing to the attention of the Company's Secretary at its corporate offices, 401 North Tryon Street, Suite 1000, Charlotte, North Carolina 28202 no later than November 21, 1999. It is suggested that proposals be submitted by certified mail-return receipt requested.


                          TRANSACTION OF OTHER BUSINESS

        As of the date of this proxy statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                            By Order of the Board of Directors


                                            Aaron D. Cowell, Jr.
                                            EXECUTIVE  VICE  PRESIDENT,  GENERAL
                                            COUNSEL  AND SECRETARY

March 23, 1999

***********************************APPENDIX*************************************



                                  US LEC CORP.

                          PROXY SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF US LEC CORP.
                   FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 20, 1999

    The undersigned hereby appoints Richard T. Aab and Tansukh V. Ganatra, and each of them, as proxies, with power of substitution and power to act alone, to represent the undersigned at the Annual Meeting of Stockholders of US LEC Corp. (the "Company") to be held at 10:00 a.m., on Tuesday, April 20, 1999, at the Company's corporate offices, 401 North Tryon Street, Suite 1000, Charlotte, North Carolina, and at any adjournments thereof, to vote the number of shares which the undersigned would be entitled to vote if present in person in such manner as such proxies may determine, and to vote on the following proposals as specified below by the undersigned.

(1) Election of Directors:

[ ]  VOTE FOR all nominees listed below                    [ ] WITHHOLD   AUTHORITY   to  vote
     (except as marked to the contrary below).                 for all nominees listed below.

                     DAVID M. FLAUM AND STEVEN L. SCHOONOVER

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)



(2) To amend the US LEC Corp. 1998 Omnibus Stock Plan to increase the number of shares reserved for issuance under the plan from 1,300,000 to 2,000,000:

        |_|  FOR                |_|  AGAINST                      |_|  ABSTAIN

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IN THE ABSENCE OF SPECIFIED DIRECTIONS, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY AND IN FAVOR OF THE OTHER PROPOSAL LISTED IN THIS PROXY. The proxies are also authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

                                 Note: Joint owners should both sign. If signing
                             as attorney, administrator, executor, guardian, trustee or as a custodian for a minor, please add your title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, please sign in the partnership's name.

                             X
                             ---------------------------------------------------

                             X
                             ---------------------------------------------------

                             Dated:                                       , 1999
                                   --------------------------------------